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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT

                           THE PRINCETON REVIEW, INC.

         This employment Agreement is between John Katzman ("Katzman") and The Princeton Review, Inc. ("TPR"), and is subject to the terms of the Executive Compensation Policy Statement, the current form of which is attached as Exhibit A (the "Policy Statement"). Terms may be defined in The Princeton Review Glossary. This Agreement supersedes any previous employment agreement.

1.   Job Description: Katzman shall serve as the Chief Executive Officer of TPR.

2. Compensation: TPR shall pay Katzman $400,000 per year, increasing annually by 3%. He shall also receive a performance bonus of up to 100% of base salary, based on performance metrics further described in Schedule A.

3. Right to a vehicle: Company will continue to cover the expenses for a leased vehicle and parking. Vehicle lease cost shall not exceed $600 per month.

4. Right to be connected: Katzman will be provided with a cell phone and personal computer, as well as high-speed (DSL or Cable) connections at both of his homes.

5. Term: This Agreement has an initial expiration of February 14th, 2004 but will automatically be extended for additional two-year periods upon the completion of the initial term and any two-year extension period thereafter until (i) Katzman voluntarily terminates employment or (ii) TPR gives contrary written notice to Katzman at least 6 months prior to the completion of the initial term or any two-year extension period thereafter.

6. Severance Payments and Benefits: If TPR terminates Katzman's employment without Cause under Section 4.1 of the Policy Statement or does not renew this Agreement under Section 3.1 of the Policy Statement, then, in addition to the payments provided under Section 5.1 of the Policy Statement, but in lieu of the payments provided under Section 5.3 of the Policy Statement, TPR will pay his annual base salary for an additional eighteen months following termination or failure to renew. In addition, Katzman will be entitled to reimbursement of COBRA payments to maintain medical insurance for 18 months.

Agreed to this April 11th, 2002.

   /s/ Mark Chernis                                         /s/ John Katzman
-------------------                                     -----------------------
Mark Chernis                                                John Katzman
President, TPR








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APPENDIX A

Bonus Calculation for 2002

75% TPR hits financial goals as outlined by TPR Corporate Financial Matrix.

25% REVU price (the percentage earned will be equal to twice the stock rise in 2002. e.g. Katzman shall earn 100% of this part of the bonus if REVU rises 50% in 2002).